UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2005

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal    0-25165          14-1809721
            (State or Other Jurisdiction   (Commission File No.)             (I.R.S. Employer
             of Incorporation)                    Identification No.)

302 Main Street, Catskill NY                                                                               12414
(Address of Principal Executive Offices)             (Zip Code)

Registrant’s telephone number, including area code:    (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On January 19, 2005, Greene County Bancorp, Inc. issued a press release to announce the declaration of its next semi-annual cash dividend. Greene County Bancorp, MHC, majority stockholder of the Greene County Bancorp, Inc. and owner of 1,152,316 shares of the 2,057,043 total shares outstanding, announced its intention to waive the right to receive its portion of the dividend, subject to regulatory non-objection. Accordingly, the dividend is expected to be paid only on the 904,727 shares owned by minority stockholders of Greene County Bancorp, Inc. A copy of the press release dated January 19, 2005, giving the details associated with the dividend is attached as Exhibit 99 to this report.

The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Exhibit No.            Description

99                Press release dated January 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

DATE: January 21, 2005        By:  /s/  J. Bruce Whittaker
J. Bruce Whittaker
President and Chief Executive Officer

Exhibit 99.1
January 19, 2005
FOR IMMEDIATE RELEASE
Contact: J. Bruce Whittaker, President
and Chief Executive Officer
Tel (518) 943-2600

GREENE COUNTY BANCORP, INC. INCREASES CASH DIVIDEND

Catskill, New York - January 19, 2005. Greene County Bancorp, Inc. (NASDAQ - GCBC) announced today that its Board of Directors has approved an increase in the Company’s semiannual cash dividend from $0.42 per share to $0.44 per share, an increase of 4.7%. J. Bruce Whittaker, President and Chief Executive Officer of the Company, stated “We are pleased to announce this increase, which follows the 5.0% increase in our dividend announced this past July. This represents the tenth consecutive semi-annual cash dividend since our initial public offering in 1998.”

The dividend will be paid to shareholders of record as of February 15, 2005 and is payable as of March 1, 2005.

The Company is the majority-owned subsidiary of Greene County Bancorp, MHC, a federal mutual holding company, which owns 56.5 percent of the Company’s issued shares. Greene County Bancorp, MHC will file a regulatory notice of its intention to waive the receipt of dividends paid on its shares of the Company.

Greene County Bancorp, Inc. is the direct and indirect holding company, respectively, for The Bank of Greene County, a New York-chartered savings bank, and Greene County Commercial Bank, a New York-chartered municipal bank, both located in Catskill, New York. The Banks serve Greene County and southern Albany County, New York from six full-service branch offices in Catskill, Cairo, Coxsackie, Greenville, Tannersville and Westerlo, New York. The Bank of Greene County opened a loan origination office in January 2005 in Hudson, New York located in Columbia County. The Company was organized in December 1998 in connection with the mutual holding company reorganization and stock offering of The Bank of Greene County.